Exhibit 99.1

YUENGLING AND PICKLEJAR ANNOUNCES MUTUAL AGREEMENT TO

TERMINATE THE BUSINESS COMBINATION AGREEMENT

ATLANTA, GA and HOUSTON, TX, November 9, 2023 -- Yuenglings (OTC: YCRM) and PickleJar Holdings today announced they have entered into a mutual agreement to terminate the MOU (Memorandum of Understanding) dated September 29th, 2023 The parties agreed necessary approvals and closing conditions to effectuate the Business Combination are no longer expected to be completed in timetable set for in the MOU, for reasons unrelated to PickleJar or Yuenglings. Under the terms of the terms of this agreement, neither party will pay any other fees or have any other liabilities to each other related to the MOU.

"Today's announcement is unfortunate and unexpected, however PickleJar has identified an alternative public company that will enable us continue on our growth path. We will continue to operate from a position of strength and stability." said PickleJar chief executive officer. "Our strong market position, business integrity, operational quality, and well-diversified and stable product mix have enabled our business to navigate challenging industry dynamics. We remain focused on executing our growth plan.”

"This decision provides our shareholders with clarity. Though disappointed with the outcome, we move forward with other options,” said Everett Dickson, Chairman. "I want to thank PickleJar for their spirit of partnership and tremendous efforts over the last several months and wish them enormous success for the future.”

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ABOUT YUENGLING’S ICE CREAM (YCRM)

Yuengling’s Ice Cream was founded by American businessman Frank D. Yuengling in 1920 to help support the family brewery during Prohibition, which lasted from January, 1920 to December, 1933. Spun off as a separate company from the brewery in 1935, Yuengling's maintained a strong tradition of making exceptional gourmet ice cream products in central Pennsylvania. The company discontinued production in 1985 when no family successor emerged. In 2014, the brand was revived with plans to expand the brand’s production and distribution. However, in 2022, the corporate reorganization resulted in plans to take the company private to consider the relaunch of its products in the spring/summer of 2023.

Yuengling’s Investor Relation Contacts:

Robert C. Bohorad, President and CEO

Email: IR@yuenglingsicecream.com

Phone: 570-968-4352

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ABOUT PICKLEJAR HOLDINGS, INC.

PickleJar is a content-driven media network and live entertainment technology, unifying every touchpoint of the fan experience for emerging artists, mid-sized venues, and global brands. The company's payments technology, Venue Managed Services and proprietary performance management tools are changing the way money is made and moved in the entertainment industry. Leveraging the advertising and music industry expertise of our leadership team, the company offers a suite of services and revenue-share programs to create direct engagement between artists and fans and increase loyalty for venues and brands through the PickCoins rewards program for the new Gratitude Economy. Visit PickleJar.com to learn more about the company's expanding platform of services engineered to "monetize the moments."

PickleJar’s Media Contact:

Anna Benson

Email: media@picklejar.com

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Yuengling’s expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of Yuengling’s with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, Yuengling’s actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. Yuengling’s undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting Yuengling’s Ice Cream (YCRM), please refer to Yuengling’s recent Securities and Exchange Commission filings, which are

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